Exhibit 10.7

RESTORATION HARDWARE, INC.
2004 SENIOR EXECUTIVE BONUS PLAN

SECTION 1
ESTABLISHMENT AND PURPOSE

1.1           Purpose.  Restoration Hardware, Inc. hereby establishes the Restoration Hardware, Inc. 2004 Senior Executive Bonus Plan (the “Plan”).  The Plan is intended to increase stockholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives.  The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to performance of the Company and its individual business units.  The Plan is intended to qualify as performance-based compensation under Code Section 162(m).

1.2           Effective Date.  The Plan shall be effective upon approval of a majority of the shares of the Company’s common stock which are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders.  As long as the Plan remains in effect, it shall be resubmitted to stockholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1           “Actual Award” means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year.  The Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee’s authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

2.2           “Base Salary” means as to any Plan Year, 100% of the Participant’s annualized salary rate on the last day of the Plan Year.  Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.3           Beneficiary shall mean the person(s) or entity(ies) designated to receive payment of an Actual Award in the event of a Participant’s death in accordance with Section 4.5 of the Plan.  The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Committee during the Participant’s lifetime on the Beneficiary Designation form provided in Appendix A of the Plan.  The submission of a new Beneficiary Designation form shall cancel all prior Beneficiary Designations.

2.4           “Board” means the Company’s Board of Directors.

2.5           “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.6           “Committee” means the committee appointed by the Board to administer the Plan.  The Committee shall consist of no fewer than two members of the Board.  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  Each member of the Committee shall qualify as an “outside director” under Code Section 162(m).

2.7           “Company” means Restoration Hardware, Inc., a Delaware corporation.

2.8           “Determination Date” means as to any Plan Year, (a) the first day of the Plan Year, or (b) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Code Section 162(m).

2.9           “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.10         “Maximum Award” means as to any Participant for any Plan Year, two million ($2,000,000) dollars.  The Maximum Award is the maximum amount which may be paid to a Participant for any Plan Year.

2.11         “Participant” means as to any Plan Year, an officer of the Company who has been selected by the Committee for participation in the Plan for that Plan Year.

2.12         “Payout Formula” means as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.4, below, in order to determine the Actual Awards (if any) to be paid to Participants.  The formula or matrix may differ from Participant to Participant.

2.13         “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year.  As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures:  (a) increase in share price, (b) earnings per share, (c) total stockholder return, (d) operating margin, (e) gross margin, (f) return on equity, (g) return on assets, (h) return on investment, (i) operating income, (j) net operating income, (k) pre-tax profit, (l) cash flow, (m) revenue, (n) expenses, (o) earnings before interest, taxes and depreciation, (p) economic value added and (q) market share.  The Performance Goals may be applicable to the Company and/or any of its subsidiaries or individual business units and may differ from Participant to Participant.

2.14         “Plan Year” means the fiscal year of the Company beginning in 2005 and each succeeding fiscal year of the Company.

2.15         “Target Award” means the target award payable under the Plan to a Participant for the Plan Year, expressed as a percentage of his or her Base Salary or an amount, as determined by the Committee in accordance with Section 3.3.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1           Selection of Participants.  On or prior to the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company who shall be Participants for the Plan Year.  In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company.  Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis.  Accordingly, an officer who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years.

3.2           Determination of Performance Goals.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year.  Such Performance Goals shall be set forth in writing.

3.3           Determination of Target Awards.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant.  Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4           Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant.  Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.  Notwithstanding the preceding, no participant’s Actual Award under the Plan may exceed the Maximum Award.

3.5           Determination of Actual Awards.  After the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded.  The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee.  Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, (b) if a Participant terminates employment with the Company prior to the date the Actual Award for the Plan Year is paid, the Committee shall reduce his or her Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under clause (a) of this sentence).

SECTION 4
PAYMENT OF AWARDS

4.1           Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company.  Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2           Timing of Payment.  Payment of each Actual Award shall be made within three calendar months after the end of the Plan Year during which the Award was earned.

4.3           Form of Payment.  Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum.  However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in the form of a restricted stock bonus granted under the Company’s 1998 Stock Incentive Plan or successor equity compensation plan.  The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made.  For this purpose, “fair market value” shall be defined as provided in the Company’s 1998 Stock Incentive Plan or successor equity compensation plan.

4.4           Other Deferral of Actual Awards.  The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Actual Awards.  The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

4.5           Payment in the Event of Death.  If a Participant dies prior to the payment of an Actual Award earned by him or her for a Plan Year, the Actual Award shall be paid to the Participant’s Beneficiary.  If a Participant fails to designate a Beneficiary or if each person designated as a Beneficiary predeceases the Participant or dies prior to distribution of the Participant’s benefits, then the Committee shall direct the distribution of such benefits to the Participant’s estate.

SECTION 5
ADMINISTRATION

5.1           Committee is the Administrator.  The Plan shall be administered by the Committee.

5.2           Committee Authority.  The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m).  Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3           Tax Withholding.  The Company shall withhold all applicable taxes from any payment, including any non-U.S., federal, state, and local taxes.

SECTION 6
GENERAL PROVISION

6.1           Nonassignability.  A Participant shall have no right to assign or transfer any interest under this Plan.

6.2           No Effect on Employment.  The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant for the continuation of his or her employment for any Plan Year or any other period.  Generally, employment with the Company is on an at will basis only.  Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time during a Plan Year, to terminate any individual’s employment without cause and without regard to the effect such termination might have upon the Participant’s receipt of an Actual Award under the Plan.

6.3           No Individual Liability.  In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Company, members of the Board and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

6.4           Severability; Governing Law.  If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted.  The provisions of the Plan shall be governed by and construed in accordance with the laws of the Sate of California, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California.

6.5           Affiliates of the Company.  Requirements referring to employment with the Company or payment of awards may, in the Committee’s discretion, be performed through the Company or any affiliate of the Company.

SECTION 7
AMENDMENT AND TERMINATION

7.1           Amendment and Termination.  The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m), any such amendment shall be subject to stockholder approval.

RESTORATION HARDWARE, INC.
2004 SENIOR EXECUTIVE BONUS PLAN

APPENDIX A

BENEFICIARY DESIGNATION FORM

Participant’s Name:

Spouse’s Name:

Address:

Plan Year:

In the event of my death prior to the payment of my Actual Award, if any, and in lieu of disposing of my interest(1) in the Actual Award by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Actual Award (please attach additional sheets if necessary):

Primary Beneficiary(ies) (Select only one of the three alternatives)

☐ (a) Individuals and/or Charities

% Share

1)	Name

Address

2)	Name

Address

3)	Name

Address

(1)           A married Participant whose Actual Award is community property may dispose only of his or her own interest in the Actual Award.  In such cases, the Participant’s spouse may (a) consent to the Participant’s designation by signing the Spousal Consent or (b) designate the Participant or any other person(s) as the beneficiary(ies) of his or her interest in the Actual Award on a separate Beneficiary Designation.

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☐ (b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

The		Trust, dated
	(print name of trust)		(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

☐ (a) Individuals and/or Charities

% Share

1)	Name

Address

2)	Name

Address

3)	Name

Address

☐ (b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

The		Trust, dated
	(print name of trust)		(fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary

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trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Actual Award in the shares indicated.  Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exists at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them.  This Beneficiary Designation is effective until I file another such designation with the Committee and such designation is acknowledged by the Committee during my lifetime.  Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:

☐ Participant ☐ Participant’s Spouse	Restoration Hardware, Inc.

By:
(Signature)
Its:

Date:	Date:

Spousal Consent for any Actual Award that is Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in any Actual Award payable to my spouse in connection with his or her employment with Restoration Hardware, Inc.

(Signature of Spouse)

Date:

Spousal Consent for any Actual Award that is not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation.

(Signature of Spouse)

Date:

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